UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 19, 2012

T.O ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	0-53340	26-2666328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Madison Street, Suite 701 Denver, CO 80206
(Address of principal executive offices)

Registrant’s telephone number, including area code:  303-329-3008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 19, 2012, Josephine Chen resigned as a director of the Registrant. Ms. Chen’s resignation was not due to a disagreement with the Registrant.

On December 19, 2012, the Board of Directors appointed Mr. Tomoyoshi Koyama as a director of the Registrant.  Biographical information regarding Mr. Koyama is as follows:

Mr. Tomoyoshi Koyama, age 40, has been an employee of the Company’s subsidiary, T.O Entertainment, Inc., a Japan corporation, since August, 2005, where he has been involved in producing TV animation series. He was appointed as a member of the Registrant’s Board of Directors on December 19, 2012.    From 1991 to 1995, he worked in Production I.G, where he was involved in the production of both film and theatrical animations. From 2002 to 2005, he worked in Walnut Ltd in the Research Department.  Mr. Koyama has a degree in Condensed Matter Physics from Himeji Institute of Technology. Mr. Koyama was appointed as a director of the Registrant because of his knowledge and experience in production of animations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

T.O Entertainment, Inc. (Registrant)

Date: February 25, 2013	/s/ Arnold Tinter, Chief Financial Officer